Exhibit 99.1

ONCOTHYREON AND ARRAY ANNOUNCE COLLABORATION TO DEVELOP AND COMMERCIALIZE ANTI-HER2 COMPOUND ARRY-380

-Array to Hold Conference Call to Discuss Collaboration on May 30 at 10 a.m. E.T.-

Seattle, Wash., and Boulder, Colo., (May 30, 2013) - Oncothyreon Inc. (NASDAQ: ONTY) and Array BioPharma Inc. (NASDAQ: ARRY) today announced that they will collaborate to develop and commercialize ARRY-380, an orally active, reversible and selective small-molecule HER2 inhibitor. HER2, also known as ErbB2, is a receptor tyrosine kinase that is over-expressed in breast cancer and other cancers such as gastric and ovarian cancer. Array previously completed a Phase 1 clinical trial of ARRY-380 in patients with heavily pre-treated metastatic breast cancer which demonstrated that the compound was well tolerated and had anti-tumor activity.

Oncothyreon has agreed to pay Array an upfront fee of $10 million upon initiation of the collaboration. Under the agreement, Oncothyreon will fund and conduct the clinical development of ARRY-380 through a defined set of combination proof-of-concept trials in patients with metastatic breast cancer, including patients with brain metastases. ARRY-380 has demonstrated superior activity, based on overall survival, compared to Tykerb® (lapatinib) and to the investigational drug, neratinib, in an intracranial HER2+ breast cancer xenograft model. This provides a strong rationale to explore whether ARRY-380 can provide benefit to patients with brain metastases, which occur in approximately one-third of women with metastatic HER2+ breast cancer.

Oncothyreon and Array intend to jointly conduct Phase 3 development supported by the proof-of-concept studies, with each party retaining the right to opt out of further development and commercialization in exchange for a significant royalty. Array is responsible for worldwide commercialization of the product. Oncothyreon has a co-promotion right in the U.S., and the two companies will share the cost of U.S. commercialization, including any profit, equally. Outside of the U.S., Oncothyreon will receive a double-digit royalty on net sales intended to approximate a fifty percent profit share, and the two companies will share equally the proceeds from any sublicense of marketing rights.

“We are pleased to expand our pipeline of oncology products in development through this collaboration with Array,” said Robert L. Kirkman, M.D., President and Chief Executive Officer of Oncothyreon. “As the only selective small-molecule inhibitor of HER2 in clinical development, we believe ARRY-380 has the potential to significantly enhance the care of women with metastatic breast cancer.”

“We believe ARRY-380 has the potential to be a very important long-term treatment option for patients living with breast cancer,” said Ron Squarer, Chief Executive Officer, Array BioPharma.  “We are pleased to have a partner in Oncothyreon to advance the drug through these important proof-of-concept studies and beyond.”

CONFERENCE CALL INFORMATION

Array will hold a conference call on Thursday, May 30, 2013, at 10:00 a.m. eastern time to discuss this collaboration.

Conference Call Information

Date:	Thursday, May 30, 2013
Time:	10:00 a.m. eastern time
Toll-Free:	(800) 303-0442
Toll:	(847) 413-3733
Pass Code:	34997447

Webcast & Conference Call Slides:

http://investor.arraybiopharma.com/phoenix.zhtml?c=123810&p=irol-irhome

About ARRY-380

ARRY-380 is an orally active, reversible and selective HER2 inhibitor. In multiple preclinical tumor models, ARRY-380 was well tolerated and demonstrated significant dose-related tumor growth inhibition that was superior to Herceptin® (trastuzumab) and Tykerb.  Additionally, in these models, ARRY-380 demonstrated synergistic or additive tumor growth inhibition when dosed in combination with the standard-of-care therapeutics Herceptin or Taxotere® (docetaxel).

A Phase 1 trial of ARRY-380, with both dose-escalation and expansion components, has been completed in 50 patients, 43 of whom had HER2+ metastatic breast cancer. All HER2+ breast cancer patients had progressed on a trastuzumab-containing regimen. In addition, over 80% had been treated with lapatinib, with many having progressed on therapy. In this study, ARRY-380 demonstrated an acceptable safety profile; treatment-related adverse events were primarily Grade 1. Because ARRY-380 is selective for HER2 and does not inhibit EGFR, there was a low incidence and severity of treatment-related diarrhea, rash and fatigue. Additionally, there were no treatment-related cardiac events or Grade 4 treatment-related adverse events reported. The maximum tolerated dose of ARRY-380 established in this Phase 1 trial was 600 mg twice daily (BID). Twenty-two HER2+ breast cancer patients with measurable disease were treated with ARRY-380 at doses > 600 mg BID. In this heavily pretreated patient population, there was a clinical benefit rate (partial response [n = 3] plus stable disease for at least 6 months [n = 3]) of 27%. Notably, two of the patients with partial responses during treatment with ARRY-380 had confirmed progressions while on prior lapatinib- and trastuzumab-containing regimens.

About Oncothyreon

Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small-molecule drugs to treat patients afflicted with cancer. Array is evolving into a late-stage development company and currently expects significant progress toward generating data to support our upcoming Phase 3 / pivotal trial decisions. Novartis expects to begin Phase 3 trials evaluating Array-invented MEK162 in NRAS- and BRAF-mutant melanoma in 2013. In addition, Array expects to begin a Phase 3 trial evaluating MEK162 in low-grade serous ovarian cancer under the license agreement with Novartis in 2013. AstraZeneca expects to begin Phase 3 or pivotal registration trials with selumetinib (an Array-invented drug) in non-small cell lung cancer and thyroid cancer during the second half of 2013. Three other Array-invented drugs are also approaching Phase 3 or pivotal trial decisions which are expected by the end of 2013. These include Array’s wholly-owned drugs, ARRY-520 and ARRY-614, and one partnered program, danoprevir (with InterMune/Roche). For more information on Array, please go to www.arraybiopharma.com.

Oncothyreon Forward-Looking Statements

In order to provide Oncothyreon’s investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Oncothyreon’s expectations regarding potential royalties, profits and other payments that may be received or paid by Oncothyreon in the future, anticipated clinical and other product development and marketing activities related to ARRY-380 and the costs and responsibilities of those activities, expected benefits and market potential for ARRY-380 and success of activities to obtain market approval and sales.

Forward-looking statements involve risks and uncertainties related to Oncothyreon’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Oncothyreon’s actual results to differ materially from those projected in forward-looking statements, including those predicting the timing, duration and results of clinical trials, the timing and results of regulatory reviews, the safety and efficacy of our product candidates, and the indications for which our product candidates might be developed. There can be no guarantee that the results of preclinical studies or clinical trials will be predictive of either safety or efficacy in future clinical trials. Although Oncothyreon believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Oncothyreon’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Array BioPharma Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about potential royalties, profits and other payments that may be received or paid by Array in the future, the potential for the results of ongoing clinical trials to support further development, regulatory approval or the marketing success of ARRY-380, anticipated clinical and other product development and marketing activities related to ARRY-380 and the costs and responsibilities of those activities, expected benefits and market potential for ARRY-380, and the success of activities to obtain market approval and sales. These statements involve significant risks and uncertainties, including those discussed in the most recent annual report filed on Form 10-K, quarterly reports filed on Form 10-Q, and other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect current expectations concerning future events, actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, the ability of Array and Oncothyreon to continue to fund and successfully progress research and development efforts with respect to ARRY-380; risks associated with dependence on collaborators for the clinical development and commercialization of out-licensed drug candidates, including ARRY-380; the ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; and risks associated with dependence on third-party service providers to successfully conduct clinical trials within and outside the United States. Array is providing this information as of May 30, 2013 and undertakes no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Additional Information

Additional information relating to Oncothyreon can be found on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Additional information relating to Array BioPharma can be found on EDGAR at www.sec.gov.

Investor and Media Relations Contact:

Julie Rathbun

Rathbun Communications

206-769-9219

ir@oncothyreon.com

Array BioPharma Investor and Media Relations Contact:

Tricia Haugeto

(303) 386-1193

thaugeto@arraybiopharma.com